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                                                                    Exhibit 23.5


4th November, 1997

BY HAND
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Peak International Limited
Units 4,5 & 7, 37/F Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan, New Territories
Hong Kong
Attn: Mr. Jerry Mo
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Dear Sirs,

Peak International Limited - Registration Statement - Consent
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We refer to the registration statement of Peak International Limited dated
4th November, 1997 (the "Registration Statement").

We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the use of our name under the captions "Enforcement of Civil Liabilities", and "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,




/s/ Richards Butler
RICHARDS BUTLER